                                  EXHIBIT 22.1

Exhibit 22.1


                         Subsidiaries Of The Registrant



                       Lasercare, a California Corporation

                              Laserscope (UK) Ltd.

                             Laserscope France S.A.

                           NWL Laser-Technologie GmbH



                                       1